State of Maryland                                           PARRIS N. GLENDENING
                                                                 Governor
DEPARTMENT OF
ASSESSMENTS AND TAXATION                                     RONALD W. WINEHOLT
                                                                  Director

Charter Division                                               PAUL B. ANDERSON
                                                                 Administrator

--------------------------------------------------------------------------------


                              ARTICLES OF AMENDMENT
                       (See instructions on previous page)

                         Bull & Bear Gold Investors Ltd.
                                       (1)

(2) Bull & Bear Gold Investors Ltd., a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows: The name of the corporation is Midas Investors Ltd.
This amendment shall be effective as of June 30. 1999.

This amendment of the charter of the corporation has been approved by
(4)       the directors


We the undersigned President and Secretary swear under penalties of perjury that the foregoing s a corporate act



     /s/ Deborah A. Sullivan                          /s/ Thommas B. Winmill
----------------------------------------         -------------------------------
            SECRETARY                                       PRESIDENT

               MAIL TO: STATE DEPARTMENT OF ASSESSMENTS & TAXATION
                        301 WEST PRESTON STREET, ROOM 809
                               BALTIMORE, MD 21201
                               PHONE: 401-767-1350